UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2010

ETELOS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31081 (Commission File Number)	77-0407364 (I.R.S. Employer Identification No.)

26828 Maple Valley Highway #297 Maple Valley Washington (Address of principal executive offices)	98038 (Zip Code)

(425) 458-4510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2010, our board of directors appointed Kennedy A. Brooks as chief operating officer of our company.  Each of our officers is appointed by our board of directors to a term of one year and serves until his successor is duly elected and qualified, or until his death, resignation or removal from office.  Mr. Brooks, 60, has served as our vice president, general counsel and secretary since September 1, 2007 and will continue to serve in those roles in addition to chief operating officer.  Prior to joining us, Mr. Brooks served as principal of Brooks Advisors, a business he founded in 2001 that provides legal and business advisory services.  Mr. Brooks earned his undergraduate degree from Georgetown University School of Foreign Service in 1971 and his law degree from University of Maryland in 1977.

A copy of the press release announcing the appointment of Mr. Brooks as our chief operating officer is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued on May 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Etelos, Inc.

Date: May 5, 2010	By	/s/ Kennedy A. Brooks
Kennedy A. Brooks Chief Operating Officer, Vice President & General Counsel